Exhibit 10.19
SPLIT-DOLLAR AGREEMENT
     THIS AGREEMENT is made and entered into this 1st day of March, 1997 by and among Reliv International, Inc., an Illinois corporation, with its principal offices and place of business at 136 Chesterfield Industrial Boulevard, Chesterfield, Missouri 63005 (hereinafter referred to as the “Company”) and Robert L. Montgomery, an individual residing in Chesterfield, Missouri (hereinafter referred to as the “Executive”)
     WHEREAS, Executive is employed by the Company;
     WHEREAS, Executive wishes to provide life insurance protection for his family in the event of his death, under a policy of life insurance insuring his life (hereinafter referred to as the “Policy”), which is described in Exhibit A attached hereto, and which is being issued by The Equitable Life Assurance Society of the United States (hereinafter referred to as the “Insurer”);
     WHEREAS, the Company is willing to pay premiums due on the Policy as an additional employment benefit for Executive, on the terms and conditions set forth;
     WHEREAS, the Company is the owner of the Policy and, as such, possesses all of the incidents of ownership of the policy; and,
     WHEREAS, the Company wishes to retain such ownership rights in order to secure the repayment of the amounts which it will pay toward the premiums on the Policy.
     NOW, THEREFORE, in consideration of the premises and of the terms, covenants and conditions hereinafter contained, the parties hereto agree as follows:
     1. Purchase of Policy. The Company has purchased the Policy from the Issuer in the total face amount of $3,124,000. The parties hereto have taken all necessary action to cause the Insurer to issue the Policy, and shall take any further action which may be necessary to cause the Policy to conform to the provisions of this Agreement. The parties hereto agree that the Policy shall be subject to the terms and conditions of this Agreement and of the endorsement to the Policy filed with the Insurer.
     2. Ownership of the Policy. The Company shall be the sole and absolute owner of the Policy, and may exercise all ownership rights granted to the owner thereof by the terms of the Policy, except as my otherwise be provided herein.
     3. Election of Settlement Option and Beneficiary. The Executive may select the settlement option for payment of the death benefit provided under the Policy and the beneficiary or beneficiaries to receive the portion of the Policy proceeds to which the Executive is entitled hereunder, by specifying the same in a written notice to the Company. Upon receipt of such notice, the Company shall execute and deliver to the Insurer the forms necessary to elect the requested settlement option and to designate the requested persons, persons or entity as the beneficiary or beneficiaries to receive the death proceeds of the Policy in excess of the amount to which the Company is entitled hereunder. The parties do agree to take all action necessary to cause the beneficiary designation and settlement election provisions of the Policy to conform to the provisions hereof. The Company shall not terminate, alter or amend such designation or election without the express written consent of the Executive.
     4. Payment of Premiums. On or before the due date of each Policy premium, or within the grace period provided therein, the Company shall pay the full amount of the premium to the Insurer, and shall, upon request, promptly furnish to the Executive evidence of timely payment of such premium. The Company annually shall furnish to the Executive a statement of the amount of income reportable by the Executive for federal and state income tax purposes as a result of the insurance protection provided.
     5. Designation of Policy Beneficiary/Endorsement. Contemporaneously with the execution of this Agreement, the Company has executed a beneficiary designation for and/or an endorsement to the Policy, under the form used by the Insurer for such designations, in order to secure the Corporation’s recovery of the amount of the premiums on the Policy paid by the Corporation hereunder. Such beneficiary designation or endorsement shall not be terminated, altered or amended by the Company without the express written consent of the Executive. The parties hereto agree to take all actions necessary to cause such beneficiary designation or endorsement to conform to the provisions of this Agreement.
     6. Limitations on Company’s Rights in Policy. Except as otherwise provided herein, the Company shall not sell, assign, transfer, surrender or cancel the Policy, change the beneficiary designation provision thereof, or terminate the dividend election thereof without, in any such case, the express written consent of the Executive.
     7. Policy Loans. The Company may pledge or assign the Policy, subject to the terms and conditions of this Agreement, for the sole purpose of securing a loan from the Insurer or from a third party. The amount of such loan, including accumulated interest thereon shall not exceed the lesser of (i) the amount of the premiums on the Policy paid by the Company hereunder or (ii) the cash surrender value of the Policy (as defined herein) as of the date to which premiums have been paid. Interest charges on such loan shall be paid by the Company. If the Company so encumbers the Policy, other than by a policy loan from the Insurer, then, upon death of the Executive or upon election of the Executive hereunder to purchase the Policy from the Company, the Company shall take all action necessary to secure the release or discharge of such encumbrance.

     8. Collection of Death Proceeds.
          8.1 Upon the death of the Executive, the Company shall cooperate with the beneficiary or beneficiaries designated by the Executive to take whatever action is necessary to collect the death benefit provided under the Policy; when such benefit has been collected and paid as provided herein, this Agreement shall thereupon terminate.
          8.2 Upon the death of the Executive, the Company shall have the unqualified right to receive a portion of such death benefit equal to the greater of (i) one-third thereof or (ii) the greater of the total amount of premiums paid by it hereunder or the then cash surrender value of the policy, such amount reduced by the amount, if any, of indebtedness against the Policy existing at the date of the death of the Executive (including any interest due on such indebtedness). The balance of the death benefit provided under the Policy, if any, shall be paid directly to the beneficiary or beneficiaries designated by the Company at the direction of the Executive, in the manner and in the amount or amounts provided in the beneficiary designation provisions of the Policy. In no event shall the amount payable to the Company hereunder exceed the Policy proceeds payable at the death of the Executive. No amount shall be paid from such death benefit to the beneficiary or beneficiaries designated by the Company at the direction of the Executive until the full amount due the Company hereunder has been paid. The parties hereto agree that the beneficiary designation provision of the Policy shall conform to the provisions hereof.
          8.3 Notwithstanding any provision hereof to the contrary, in the event that, for any reason whatsoever, no death benefit is payable under the Policy upon the death of the Executive and in lieu thereof the Insurer refunds all or any part of the premiums paid for the Policy, the Company and the Executive’s beneficiary or beneficiaries shall have the unqualified right to share such premiums based on their respective cumulative contributions thereto.
     9. Termination of Agreement During Executive’s Lifetime.
          9.1 This Agreement shall terminate during the Executive’s lifetime, without notice, upon the occurrence of any of the following events: (a) a total cessation of the Company’s business, (b) bankruptcy, receivership or dissolution of the Company or (c) termination of the Executive’s full-time employment by the Company (other than by reason of his death).
          9.2 In addition, the Executive may terminate this Agreement at any time by written notice to the Company, such termination to be effective as of the date such notice is given.

     10. Disposition of Policy on Termination of Agreement During Executive’s Lifetime.
     10.1 For sixty (60) days after the date of the termination of this Agreement during Executive’s lifetime, the Executive shall have the assignable option to purchase the Policy from the Company. The purchase price for the Policy shall be the greater of the total amount of the premium payments made by the Company hereunder or the then cash surrender value of the Policy, less any indebtedness secured by the Policy which remains outstanding as of the date of such termination, including interest on such indebtedness. Upon receipt of such amount, the Company shall transfer all of its right, title and interest in and to the Policy to the Executive, or his assignee, by the execution and delivery of an appropriate instrument of transfer.
     10.2 If the Executive or his assignee fails to exercise such option with such sixty (60) day period, then the Company may enforce its right to be repaid for the premiums which it paid hereunder by surrendering or canceling the Policy for its cash surrender value, or it may change the beneficiary designation provisions of the Policy, naming itself or any other person or entity as revocable beneficiary thereof, or exercise any other ownership rights in and to the Policy, without regard to the provisions hereof. Thereafter, neither the Executive, his assignee nor their heirs, assigns or beneficiaries shall have any further interest in or to the Policy, either under the terms thereof or under this Agreement.
     11. Insurer Not a Party. The Insurer shall be fully discharged from its obligations under the Policy by payment of the death benefit to the beneficiary or beneficiaries named in the Policy, subject to the terms and conditions of the Policy. In no event shall the Insurer be considered a party to this Agreement, or any modification or amendment hereof. No provision of this Agreement, nor of any modification or amendment hereof, shall in any way be construed as enlarging, changing, varying or in any other way affecting the obligations of the Insurer as expressly provided in the Policy, except insofar as the provisions hereof are made a part of the Policy by the beneficiary designation executed by the Company and filed with the Insurer in connection herewith.
     12. Assignment by Executive. Notwithstanding any provision hereof to the contrary, the Executive shall have the right absolutely and irrevocably to assign by gift all of his right, title an interest in and to this Agreement and to the Policy to an assignee. This right shall be exercisable by the execution and delivery to the Company of a written assignment, in substantially the form attached hereto as Exhibit B, which by this reference is made a part hereof. Upon receipt of such written assignment executed by the Executive and duly accepted by the assignee thereof, the Company shall consent thereto in writing, and shall thereafter treat the Executive’s assignee as the sole owner of all of the Executive’s right, title and interest in and to this Agreement and in and to the Policy. Thereafter, the Executive shall have no right, title or interest in or to this Agreement or the Policy, all such rights being vested in and exercisable only by such assignee.
     13. Named Fiduciary, Determination of Benefits, Claims Procedure and Administration.
          13.1 The Company is hereby designated as the named fiduciary under this Agreement. The named fiduciary shall have the authority to control and manage the operation and administration of this Agreement, and it shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Agreement.
          13.2 (1) Claim.
          A person who believes that he or she is being denied a benefit to which he or she is entitled under this Agreement (hereinafter referred to as “Claimant”) may file a written request for such benefit with the Company, setting forth his or her claim. The request must be addressed to the President of the Company at its then principal place of business.
          (2) Claim Decision.
          Upon receipt of a claim, the Company shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Company may, however, extend the reply period for an additional ninety (90) days for reasonable cause.
          If the claim is denied in whole or in part, the Company shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth: (a) the specific reason or reasons for such denial; (b) the specific reference to pertinent provisions of this Agreement on which such denial is based; (c) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or such information is necessary; (d) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (e) the time limits for requesting a review under subsection (3) and for review under subsection (4) hereof.
          (3) Request for Review.
          Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Secretary of the Company review the determination of the Company. Such request must be addressed to the Secretary of the Corporation, at its then principal place of business. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Company. If the Claimant does not request a review of the Company’s determination by the Secretary of the Company within such sixty (60) day period, he or she shall be barred and estopped from challenging the Company’s determination.
          (4) Review of Decision.
          Within sixty (60) days after the Secretary’s receipt of a request for review, he or she will review the Company’s determination. After considering all materials presented by the Claimant, the Secretary will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Agreement on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Secretary will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.
     14. Amendment. This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto, or their respective successors or assigns, and may not be otherwise terminated except as provided herein.
     15. Notices.
          15.1 Any notice, demand, consent, service or other communication required or permitted to be given under this Agreement shall be in writing and addressed to the party at its address stated below:

If to the Company	President
Reliv International, Inc.
136 Chesterfield Industrial Boulevard
Chesterfield, MO 63005

If to Executive	At his address as shown on the books of the
Company
Any party may change the address to which notices to it shall be sent hereunder by giving a proper notice of such change of address to the other party hereunder.
          15.2 Notices may be delivered by hand, registered mail, or fax and shall be deemed to have been received as follows:

          15.2.1 If delivered by hand, at the time of delivery to a responsible person at the address for the party;
          15.2.2 If sent by fax, at the time of confirmation of transmission provided a confirmation copy is sent by airmail or registered mail within twenty-four hours after the transmission; or,
          15.2.3 If sent by registered mail, at the time of delivery or at the time of attempted delivery in the case delivery cannot be completed due to no fault of the sender.
If the time of such deemed receipt as provided above is not during the customary business hours of the party, the notice shall be deemed to have been received at 10:00 a.m. at the place of delivery on the first customary day of business thereafter.
     16. Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors in interest and, to the extent permitted herein, their assigns.
     17. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If any paragraph of this Agreement shall be unenforceable or invalid under applicable law, such provision shall be ineffective only to the extent and duration of such unenforceability or invalidity and the remaining substance of such provision and the remaining paragraphs of this Agreement shall in such event continue to be binding and in full force and effect.
     18. Waivers. Nor failure by a party to exercise any of such party’s rights hereunder or to insist upon strict compliance with respect to any obligation hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver by any party to demand exact compliance with the terms hereof. Waiver by any party of any particular default by any other party shall not affect or impair such party’s rights in respect to any subsequent default of the same or of a different nature, nor shall any delay or omission of any party to exercise any right arising from any default by any other party affect or impair such party’s rights as to such default or any subsequent default.
     19. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior written or oral negotiations, representations, inducements, understandings, commitments, contracts or agreements.
     20. Governing Law. This Agreement shall be governed by, and shall be construed and enforced in all respects in accordance with, the laws of the State of Missouri.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

RELIV INTERNATIONAL, INC.

By	/s/ David G. Kreher Authorized Officer

/s/ Robert L. Montgomery
Robert L. Montgomery

EXHIBIT A
The following life insurance policy is subject to the attached Split-Dollar Agreement

Insurer	The Equitable Life Insurance Assurance Society of the United States

Insured	Robert L. Montgomery

Policy Number	47201527

Face Amount	$3,124,000

Date of Issue

EXHIBIT B
IRREVOCABLE ASSIGNMENT OF SPLIT-DOLLAR AGREEMENT
     THIS AGREEMENT, dated this                      day of                                         , 19                    ,
WITNESSETH THAT:
WHEREAS, the undersigned (the “Assignor”) is the Employee party to that certain Split-Dollar Agreement (the “Agreement”), dated as of            , by and between the undersigned and Reliv International, Inc. (the “Corporation”), which Agreement confers upon the undersigned certain rights and benefits with regard to one or more policies of insurance insuring the Assignor’s life; and
WHEREAS, pursuant to the provisions of said Agreement, the Assignor retained the right, exercisable by the execution and delivery to the Corporation of a written form of assignment, to absolutely and irrevocably assign all of the Assignor’s right, title and interest in and to said Agreement to an assignee; and
WHEREAS, the Assignor desires to exercise said right;
NOW, THEREFORE, the Assignor, without consideration, and intending to make a gift, hereby absolutely and irrevocably assigns, gives, grants and transfers to                                          , (the “Assignee”) all of the Assignor’s right, title and interest in and to the Agreement and said policies of insurance, intending that, from and after this date, the Agreement be solely between the Corporation and the Assignee and that hereafter the Assignor shall neither have nor retain any right, title or interest therein.
Assignor

ACCEPTANCE OF ASSIGNMENT
     The undersigned Assignee hereby accepts the above assignment of all right, title and interest of the Assignor therein and to the Agreement, by and between such Assignor and the Corporation, and the undersigned hereby agrees to be bound by all of the terms and conditions of said Agreement, as if the original employee party thereto.
Assignee
Dated: